Exhibit 99.1

PLBY Group Reports Fourth Quarter and Full Year 2024 Financial Results

Enters 2025 Poised for Growth and Profitability with Asset-Light Model

LOS ANGELES – March 13, 2025 (GLOBE NEWSWIRE) – PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group” or the “Company”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, today announced financial and operational results for the quarter and year ended December 31, 2024.

Comments from Ben Kohn, Chief Executive Officer of PLBY Group

“During 2024, we largely completed a comprehensive transformation of the Company, moving to an asset-light model, reducing corporate overhead and laying the groundwork for positive free cash flow and substantial growth. With a leaner operating model and stronger balance sheet, we are now well-positioned to focus on growth.”

“Our Q4 results started to demonstrate this progress, with revenue of $33.5 million and adjusted EBITDA of $2.6 million, excluding foreign currency losses. Q4 net loss was $12.5 million. The $5.9 million year-over-year decline in revenue from $39.4 million in Q4 2023 was mostly attributable to a one-time accounting acceleration in Q4 2023, due to the termination of a former Chinese licensing partner as we rebuilt the China business, and on a normalized basis would have been flat. The signing of the Byborg licensing deal and equity investment agreements in Q4, of which only the initial $22.4 million investment is reflected in our reported results, have enabled us to begin deleveraging the Company through that initial equity investment and approximately $37 million in negotiated debt forgiveness. It also established a new baseline of cash flow positivity, which we plan to grow moving forward. We made continued progress in the turnaround of Honey Birdette and its return to generating meaningful cash flow of $6.1 million for 2024. Although our gross sales were lower in Q4 due to meaningfully reducing our promotional activity, as we focus on brand health and profitability, full price sales showed year-over-year growth, and gross margins expanded to 60% from 51% in Q4. Same store sales returned to growth and were up 4% year-over-year.”

“Following our extensive restructuring and the transition of our adult properties to Byborg, which we expect to largely complete by the end of June, we expect to generate approximately $120 million in revenue in 2025. This is underpinned by our strong licensing business with approximately 86% of the licensing revenue currently secured through contracted guaranteed minimums. Our significantly reduced fixed cash costs position us for positive adjusted EBITDA and cash generation this year, even with certain one-time transition service expenses in the first half of this year related to the agreement with Byborg.”

“In addition to securing a strong pipeline of licensing deals, we are also focused on elevating the powerful Playboy brand. We are extremely encouraged by the relaunch of PLAYBOY magazine, and we are focused on producing the magazine quarterly, which serves not only as a brand bible but also as a driver of potential new revenue. In parallel, we are relaunching our Playmate franchise, with plans to introduce 12 Playmates a year. Our aim is to monetize the relaunch through various subscription and sponsorship models, while also expanding some of the magazine’s franchises into multimedia formats such as podcasts and videos. Additionally, we are considering introducing paid fan voting into the selection of Playmates on a global scale as we expand the Playmate search worldwide. We are also planning exciting parties and events tied to each magazine launch, along with other events throughout the year.”

Recent Highlights

•In November 2024, Byborg Enterprises SA (“Byborg”), a privately held premium online entertainment company that is redefining the future of human interaction and reshaping digital relationships through innovative technology, purchased 14.9 million newly issued, unregistered shares of common stock of PLBY Group for a price of $1.50 per share, for a total purchase price of $22.4 million.

•In November 2024, the Company entered into an agreement with its senior secured lenders for the issuance to such lenders of $28 million in stated value of Series B Convertible Preferred Stock (the “Series B Stock”), in exchange for an aggregate reduction by such lenders of approximately $65.3 million of the outstanding principal under the Company’s senior secured debt.

•In December 2024, the Company signed a licensing agreement with Byborg to license Playboy intellectual property and certain Playboy digital assets for $300 million in minimum guaranteed payments over the initial 15-year term of the license, which began as of January 1, 2025. The Company is also entitled to receive excess royalties from the businesses licensed and operated by Byborg based on performance specified in the license agreement.

•In December 2024, Byborg also signed an additional securities purchase agreement for the purchase of an additional 16,956,842 shares of common stock at a price of $1.50 per share, for a total purchase price of $25.44 million, with such share purchase subject to stockholder approval at a special meeting scheduled for March 20, 2025.

•In December 2024, in connection with the successful closing of the Byborg deal, PLBY Group decided to retain the Honey Birdette business in order to focus on enhancing its growth and meaningfully increasing its value. As a result, Honey Birdette was reclassified back to continuing operations from discontinued operations.

•In January 2025, the Company converted 25% of its outstanding shares of Series B Stock into shares of its common stock at a conversion price of $1.85 per share in accordance with the terms of the Series B Stock. The conversion price represented an approximate 23% premium to the price per share in the securities purchase agreement that the Company entered into with Byborg in December 2024.

•PLAYBOY magazine returned to newsstands on February 10, 2025, featuring Lori Harvey on the cover, as well as the Playboy Interview with Nikki Glaser and the return of the Playmate of the Year.

Fourth Quarter 2024 Results

All results are presented on a continuing operations basis, which includes the reclassification of the Honey Birdette business as continuing operations, following management’s decision to retain this business.

Total revenue was $33.5 million compared to $39.4 million in Q4 2023, reflecting a year-over-year decrease of $5.9 million, or 15%. Substantially all of the decrease was due to a decline in licensing revenue attributable to $5.1 million of revenue recognized in 2023 from acceleration of prepaid royalty guarantees due to termination of the largest Chinese licensing agreement in Q4 2023.

Licensing revenue was $7.8 million compared to $13.4 million in Q4 2023, reflecting a year-over-year decrease of $5.6 million, or 42%. The decrease was primarily attributable to $5.1 million of revenue recognized in 2023 from acceleration for prepaid royalty guarantees due to termination of the largest Chinese licensing agreement in Q4 2023.

Digital Subscriptions and Content revenue was $5.8 million, mostly flat with Q4 2023. An increase in creator platform revenue offset a modest decline in legacy media.

Direct-to-Consumer revenue was $19.9 million, largely in-line with $20.4 million in Q4 2023. The slight decrease in revenue was due to lower promotional activity in Q4 2024 for the Honey Birdette business.

Total net loss was $12.5 million compared to a net loss of $9.6 million in Q4 2023.

Adjusted EBITDA loss was $0.1 million compared to adjusted EBITDA of $1.1 million in Q4 2023. The results were negatively impacted by an unrealized foreign currency loss of $2.8 million from Q4 2023 to Q4 2024, a $1.8 million increase in digital operating expenses due to growth in the Playboy Club team, partially offset by a 9-percentage point improvement in gross margin and lower operating expenses at Honey Birdette. Excluding foreign currency losses of $2.7 million, Q4 2024 adjusted EBITDA would have been $2.6 million.

Full Year 2024 Results

Total revenue was $116.1 million compared to $143.0 million in 2023, reflecting a year-over-year decrease of $26.8 million, or 19%. $19.7 million of the decrease was due to the reduction in licensing revenue from the 2023 termination of two China licensing partners and lower licensing audit revenues. Another $8.3 million of the decrease was due to the completion of the transition of the playboy.com e-commerce business from owned-and-operated to licensed, along with a decline in revenue at Honey Birdette.

Total net loss improved to $79.4 million from a net loss of $180.4 million in 2023.

Adjusted EBITDA loss improved to $6.3 million from an adjusted EBITDA loss of $7.3 million in 2023.

Balance Sheet

As of December 31, 2024, PLBY Group had $30.9 million in cash and cash equivalents, compared to $28.1 million as of December 31, 2023. Total long-term debt, net of unrestricted cash, was $122.2 million at December 31, 2024, compared to $183.5 million at December 31, 2023.

Webcast Details

PLBY Group will host a webcast at 5 p.m. ET today to discuss the fourth quarter and full year 2024 results. Participants may access the live webcast on the events section of the Company’s website at https://www.plbygroup.com/investors.

About PLBY Group, Inc.

PLBY Group, Inc. is a global pleasure and leisure company connecting consumers with products, content, and experiences that help them lead more fulfilling lives. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable brands in the world, with products and content available in approximately 180 countries. PLBY Group’s mission—to create a culture where all people can pursue pleasure — builds upon over 70 years of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right. Learn more at http://www.plbygroup.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of its strategic opportunities and corporate transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (2) the risk that the Company’s completed or proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions; (3) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, commercialization of digital assets, cost reduction initiatives and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company’s ability to retain its key employees; (4) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, foreign currency exchange rates or other economic, business, and/or competitive factors; (7) risks relating to the uncertainty of the projected financial information of the Company, including changes in the Company’s estimates of cash flows and the fair value of certain of its intangible assets, including goodwill; (8) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; (9) changing demand or shopping patterns for the Company’s products and services; (10) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (11) the Company’s ability to comply with the terms of its indebtedness and other obligations; (12) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (13) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: investors@plbygroup.com
Media: press@plbygroup.com

PLBY Group, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenues	$33,493	$39,364	$116,135	$142,950
Costs and expenses:
Cost of sales	(9,780)	(13,447)	(41,780)	(54,777)
Selling and administrative expenses	(26,394)	(23,911)	(98,716)	(123,118)
Impairments	(1,356)	(8,252)	(26,078)	(154,884)
Other operating expense, net	(417)	(49)	(399)	(540)
Total operating expense	(37,947)	(45,659)	(166,973)	(333,319)
Operating loss	(4,454)	(6,295)	(50,838)	(190,369)
Nonoperating (expense) income:
Interest expense	(4,008)	(5,707)	(23,689)	(23,293)
Gain on extinguishment of debt, net	—	—	—	6,133
Fair value remeasurement gain	—	—	—	6,505
Other (expense) income, net	(3,196)	185	(1,722)	806
Total nonoperating expense	(7,204)	(5,522)	(25,411)	(9,849)
Loss from continuing operations before income taxes	(11,658)	(11,817)	(76,249)	(200,218)
(Expense) benefit from income taxes	(885)	2,178	(3,148)	13,770
Net loss from continuing operations	(12,543)	(9,639)	(79,397)	(186,448)
Income from discontinued operations, net of tax	—	5,881	—	6,030
Net loss	(12,543)	(3,758)	(79,397)	(180,418)
Net loss attributable to PLBY Group, Inc.	$(12,543)	$(3,758)	$(79,397)	$(180,418)
Net loss per share from continuing operations, basic and diluted	$(0.15)	$(0.13)	$(1.04)	$(2.60)
Net income per share from discontinued operations, basic and diluted	—	0.08	—	0.07
Net loss per share, basic and diluted	$(0.15)	$(0.05)	$(1.04)	$(2.53)
Weighted average shares used in computing net loss per share, basic and diluted	83,893,637	73,676,424	76,048,609	71,319,437
Weighted average shares used in computing net loss per share, diluted	83,893,637	73,676,424	76,048,609	71,319,437

Non-GAAP Reconciliation
This release presents the financial measure earnings before interest, taxes, depreciation and amortization, or “EBITDA” and “Adjusted EBITDA”, which are not financial measures under the accounting principles generally accepted in the United States of America (“GAAP”). “EBITDA” is defined as net income or loss before interest, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by Company management. Adjusted EBITDA is intended as a supplemental measure of the Company’s performance that is neither required by, nor presented in accordance with, GAAP. The Company believes that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, investors should be aware that when evaluating EBITDA and Adjusted EBITDA, the Company may incur future expenses similar to those excluded when calculating these measures. In addition, the Company’s presentation of these measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because not all companies may calculate Adjusted EBITDA in the same fashion.

In addition to adjusting for non-cash stock-based compensation, non-cash charges for the fair value remeasurements of certain liabilities and non-recurring non-cash impairments, asset write-downs and inventory reserve charges, the Company typically adjusts for non-operating expenses and income, such as non-recurring special projects, including for related consultant expenses, non-recurring gain or loss on the sale of assets, expenses associated with financing activities, and reorganization and severance expenses that result from the elimination or rightsizing of specific business activities or operations.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on the Company’s GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. Investors should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate the Company’s business.

The following table reconciles the Company’s net loss to EBITDA and Adjusted EBITDA (in thousands):

GAAP Net Loss to Adjusted EBITDA Reconciliation
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(12,543)	$(3,758)	$(79,397)	$(180,418)
Adjusted for:
Income from discontinued operations, net of tax	—	(5,881)	—	(6,030)
Net loss from continuing operations	(12,543)	(9,639)	(79,397)	(186,448)
Adjusted for:
Interest expense	4,008	5,707	23,689	23,293
Gain on extinguishment of debt	—	—	—	(6,133)
Expense (benefit) from income taxes	885	(2,178)	3,148	(13,770)
Depreciation and amortization	835	1,867	7,007	7,199
EBITDA	(6,815)	(4,243)	(45,553)	(175,859)
Adjusted for:
Stock-based compensation	1,969	687	7,311	9,597
Impairments	1,356	8,252	26,078	154,884
Mandatorily redeemable preferred stock fair value remeasurement	—	—	—	(6,505)
Recognition of prepaid royalty guarantees	—	(5,084)	—	(5,084)
Write-down of capitalized software	—	419	—	5,051
Inventory reserve charges	—	—	—	3,637
Adjustments	3,359	1,091	5,911	6,979
Adjusted EBITDA	$(131)	$1,122	$(6,253)	$(7,300)